Exhibit 99.1

ANSYS, Inc. Announces Successful Closing of Apache Acquisition

PITTSBURGH, Aug. 1, 2011 /PRNewswire/ -- ANSYS, Inc. (NASDAQ: ANSS), announced today the Company has successfully completed the acquisition of Apache Design Solutions, Inc., a leading simulation software provider for advanced, low-power solutions in the electronics industry. Under the terms of the agreement, ANSYS acquired 100% of Apache for a purchase price of approximately $314 million in cash, which included $31.1 million in cash on Apache's balance sheet and includes up to $12 million in cash payments which may be paid in equal portions on each of the first three anniversaries of the closing of the acquisition based upon the retention of Dr. Andrew T. Yang as an employee of the combined company at such anniversary. The agreement also included retention provisions and incentives for key members of management and employees, earned over a three fiscal year period beginning on January 1, 2012, including an additional $13 million of performance equity awards. The Company funded the transaction with cash on-hand from the combined organization. The complementary combination is expected to accelerate development and delivery of new and innovative products to the marketplace while lowering design and engineering costs for customers. ANSYS expects the acquisition to be modestly accretive to non-GAAP earnings per share in the first full year of combined operations.

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Apache's software enables engineers to design power-efficient devices while satisfying ever-increasing performance requirements. For example, smartphones continually add functionality to their platforms such as high definition video, GPS, video recording and conferencing with the consumer expectation that battery life will be extended. Engineers use Apache's products to design and simulate efficient, low power integrated circuits for high-performance electronic products found in devices such as tablets, smartphones, LCD televisions, laptops and high end computer servers, to name a few. The worldwide need for smart, energy-efficient electronics has never been greater while engineering challenges continually expand. Solutions to these engineering challenges rely on accurate, predictive simulation software. The acquisition of Apache complements ANSYS' software solutions by bringing together best-in-class products that drive ANSYS' system vision for integrated circuits, electronic packages and printed circuit boards.

James E. Cashman III, President and Chief Executive Officer of ANSYS commented, "Finalizing the acquisition of Apache is great news for our employees, our customers and our partners. We are very excited to be able to move forward today as a unified company and begin accelerating our strategy for the future."

The combination of ANSYS' and Apache's software products and services is expected to give ANSYS the most comprehensive, independent electronics engineering simulation software offerings in the industry, reaffirming and strengthening ANSYS' commitment to open interface and flexible simulation solutions that are primarily driven by customer demand and choice. With over 60 direct sales offices and 21 development centers, on three continents, the combined company will employ approximately 2,000 people.

"With the operations and technology synergies that Apache and ANSYS share, we are confident that we can deliver comprehensive, innovative and world-class simulation technologies that customers demand," said Dr. Andrew T. Yang, co-founder and Chief Executive Officer of Apache, who will serve as President of Apache Design, Inc., the surviving corporation and a wholly-owned subsidiary of ANSYS, as well as a member of ANSYS' senior management team in the role of Vice President and General Manager.

The company intends to provide updated financial guidance with respect to Apache and the financial outlook of the combined company during its second quarter earnings conference call being held at 10:30 a.m. ET on Thursday, August 4, 2011.

Conference Call Information:

What: ANSYS Second Quarter 2011 Earnings Conference Call

When: August 4, 2011 at 10:30 a.m. Eastern Time

Where: http://investors.ansys.com

The conference call dial-in number is 866-524-3160 (US), 866-605-3852 (CAN) or 412-317-6760 (INT'L) Passcode: ANSYS (26797). The call will be recorded with replay at 877-344-7529 (US) or 412-317-0088 (INT'L) Passcode: 10002050

About ANSYS, Inc.

ANSYS, Inc., founded in 1970, develops and globally markets engineering simulation software and technologies widely used by engineers, designers, researchers and students across a broad spectrum of industries and academia. The Company focuses on the development of open and flexible solutions that enable users to analyze designs directly on the desktop, providing a common platform for fast, efficient and cost-conscious product development, from design concept to final-stage testing and validation. The Company and its global network of channel partners provide sales, support and training for customers. Headquartered in Canonsburg, Pennsylvania, U.S.A., with more than 60 strategic sales locations throughout the world, ANSYS, Inc. and its subsidiaries employ approximately 2,000 people and distribute ANSYS products through a network of channel partners in over 40 countries. Visit www.ansys.com for more information.

Forward-Looking Information

Certain statements contained in the press release regarding matters that are not historical facts, including statements regarding the impact of the acquisition, expectations that the acquisition will be modestly accretive to non-GAAP earnings per share in the first full year of combined operations, statements regarding the complementary and efficient combination of ANSYS and Apache and expectations regarding the combined company's ability to accelerate development and delivery of new, comprehensive, innovative, world-class and customer-driven simulation technologies and products to the marketplace, to lower design and engineering costs for customers and the combined company accelerating its strategy for the future, statements regarding the most comprehensive, independent electronics engineering simulation software offerings in the industry, statements about reaffirming and strengthening ANSYS' commitment to open interface and flexible simulation solutions that are primarily driven by customer demand and choice and statements regarding the demand for the combined company's products, are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties. These include the risks that that the businesses of ANSYS and Apache may not be combined successfully or such combination may take longer or cost more to accomplish than expected, that operating costs, customer loss and business disruption following the acquisition of Apache may be greater than expected, that the combined company will be unable to integrate management teams, strategies, cultures and operations of the two companies, retain and assimilate the key personnel of each company, integrate sales and business development operations, retain existing customers of each company, develop new products and services that utilize the technologies and resources of both companies, create uniform standards, controls, procedures, policies and information systems, realize the anticipated cost savings in the combined company, and combined the businesses of ANSYS and Apache in a manner that does not materially disrupt Apache's existing customer relationships nor otherwise result in decreased revenues and that allows ANSYS to capitalize of Apache's growth opportunities. Additional risks include the risks regarding the loss of key employees that are critical to the successful integration and future operations of the companies, the potential disruption of each company's ongoing business and distraction of their respective management teams, the difficulty of incorporating acquired technology and rights into ANSYS' products and services, unanticipated expenses related to technology integration, potential disruptions in each company's operations, loss of customers, loss of key information, expertise or know-how, and unanticipated additional recruitment and training costs, possible inconsistencies in standards, control, procedures and policies that could adversely affect ANSYS' ability to maintain relationships with customers and employees or to achieve the anticipated benefits of the acquisition, potential unknown liabilities associated with the acquisition, customer acceptance of new products, the risk that the combined company's operating results will be adversely affected by possible delays in developing, completing, or shipping new or enhanced products, risks that enhancements to the combined company's products may not produce anticipated sales, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the U.S. Securities and Exchange Commission, including the Annual Reports on Form 10-K, the quarterly reports on Form 10-Q, current reports on Form 8-K and other documents ANSYS has filed. ANSYS and Apache undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events after the date they were made.

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CONTACT: Investors, Annette Arribas, CTP, +1-724-514-1782, annette.arribas@ansys.com, or Media, Fran Hensler, +1-724-514-2967, fran.hensler@ansys.com